Exhibit 99

First Acceptance Corporation Announces Intent to Voluntarily Delist from the New York Stock Exchange

NASHVILLE, TN – March 19, 2018 – First Acceptance Corporation (NYSE: FAC), today announced that it has submitted written notice to the New York Stock Exchange (the “NYSE”) of its intent to voluntarily delist its common stock, par value $.01 per share, from the NYSE and to subsequently deregister its common stock under the Securities Exchange Act of 1934, as amended (the “Exchange Act”). The Company and its subsidiaries also intend to suspend their reporting obligations under the Exchange Act, which they are eligible to do because each class of securities has fewer than 300 stockholders of record.

First Acceptance Corporation expects to file a Form 25, Notification of Removal from Listing and/or registration under Section 12(b) of the Exchange Act with the Securities and Exchange Commission (“SEC”) on or about March 29, 2018. The Form 25 will become effective 10 days after it is filed. As a result, the Company’s common stock will no longer be listed on the NYSE effective on or about April 9, 2018. The Company is taking action to allow its common stock to trade through the OTC market.

First Acceptance Corporation also intends to deregister its common stock with the SEC and become a non-reporting company under the Exchange Act. The company intends to file a Form 15 upon the effectiveness of the NYSE delisting. As of the date of filing the Form 15, the obligation of the Company and its subsidiaries to file reports under the Exchange Act, including Forms 10-K, 10-Q and 8-K, will be immediately suspended. Other filing requirements will terminate upon the effectiveness of deregistration under Section 12(g) of the Exchange Act, which is expected to occur 90 days after filing the Form 15.

About First Acceptance Corporation

We are principally a retailer, servicer and underwriter of non-standard personal automobile insurance based in Nashville, Tennessee. Our insurance operations generate revenue from selling non-standard personal automobile insurance products and related products in 16 states. We currently conduct our insurance servicing and underwriting operations in 13 states and operate only as an insurance agency in three states. We are also licensed as an insurance company in 13 states where we do not conduct any business. Non-standard personal automobile insurance is sought after by individuals because of their inability or unwillingness to obtain standard insurance coverage due to various factors, including payment history, payment preference, failure in the past to maintain continuous insurance coverage or driving record and/or vehicle type.

At December 31, 2017, we leased and operated 350 retail locations and a call center staffed with employee-agents. Our employee-agents primarily sell non-standard personal automobile insurance products underwritten by us and through third-party carriers for which we receive a commission. We also offer a variety of additional commissionable products, and, in most states, our employee-agents also sell an insurance product providing personal property and liability coverage for renters that is underwritten by us. In addition to our retail locations, we are able to complete the entire sales process over the phone via our call center or through the internet via our consumer-based website or mobile platform. On a limited basis, we also sell our products through selected retail locations operated by independent agents. Additional information about First Acceptance Corporation can be found online at www.acceptance.com.

Forward-Looking Statements

This press release contains forward-looking statements, including statements about the expected effects of the recently completed acquisition. These statements, which have been included in reliance on the “safe harbor” provisions of the federal securities laws, involve risks and uncertainties. Investors are hereby cautioned that these statements may be affected by important factors, including, among others, the factors set forth under the caption “Risk Factors” in Item 1A. of our Annual Report on Form 10-K for the year ended December 31, 2017 and in our other filings with the Securities and Exchange Commission. Actual operations and results may differ materially from the results discussed in the forward-looking statements. Except as required by law, we undertake no obligation to publicly update or revise any forward-looking statement, whether as a result of new information, future developments or otherwise.

SOURCE: First Acceptance Corporation

INVESTOR RELATIONS CONTACT:

Michael J. Bodayle

615.844.2885